Exhibit (a)(1)(vi)
R.H. DONNELLEY CORPORATION
OFFER TO EXCHANGE
FORM OF COMMUNICATION TO ELIGIBLE EMPLOYEES
REJECTING THE ELECTION FORM
UNDER THE OFFER TO EXCHANGE

To:	[Name of Tendering RHD Eligible Employee]
From:	Stock Plan Administrator
Date:	[Date of Transmission]
Re:	Rejected Election Form Under the Offer to Exchange
     Unfortunately, your election form regarding our offer to exchange was either inaccurate or incomplete and was not accepted. [Reasons for rejection to be described].
     If you wish to participate in the offer to exchange, please complete and execute the attached new election form and send it as soon as possible to the attention of:
Exchange Program
R.H. Donnelley Corporation
1001 Winstead Drive
Cary, North Carolina 27513
Fax No. (919) 297-1212
     We must receive the election form before the offer expires. Unless we extend it, the offer will expire at 12:00 midnight Eastern Daylight Time on July 10, 2008. If you have any questions, please direct your questions via e-mail to exchangeprogram@rhd.com.